UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue – 20th Floor New York, New York 10110		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 515-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 3, 2015, Vince, LLC (the “Borrower”), an indirect wholly owned subsidiary of Vince Holding Corp. (the “Company”), entered into a First Amendment (the “Amendment”) to the Credit Agreement (as amended, the “Credit Agreement”), dated as of November 27, 2013, among the Borrower, the guarantors party thereto, Bank of America, N.A., as administrative agent and as collateral agent, and each lender party thereto.

The Amendment extends the maturity date under the Credit Agreement to June 3, 2020 from November 27, 2018 and increases commitment under the Credit Agreement to $80,000,000 from $50,000,000, with a loan cap of $70,000,000 until debt obligations under the Borrower’s term loan facility have been paid in full.

In addition, the Amendment, among other things, modifies the conditions on prepayment of other indebtedness as well as the conditions upon making a restricted payment.

Further details are contained in, and this description is qualified in its entirety by, the Amendment, which will be included as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending August 1, 2015.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 2, 2015, the Company held its 2015 annual meeting of stockholders (the “Annual Meeting”).  The proposals submitted to a stockholder vote at the Annual Meeting are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2015.  The results of such stockholder vote are set forth below.

Proposal No. 1 –To elect two Class I directors to serve until our annual meeting of stockholders to be held in 2018 or until their respective successors are duly elected and qualified.

Nominee	For	Withheld
Robert A. Bowman	32,719,070	385,693
Mark E. Brody	28,117,366	4,987,397

Proposal No. 2 –Ratification of the Appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2016.

For	Against	Abstain
35,160,022	37,248	226

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINCE HOLDING CORP.

Date: June 4, 2015	By:	/s/ Jay L. Dubiner
Jay L. Dubiner
SVP, General Counsel & Secretary